Exhibit 99.1

FOR IMMEDIATE RELEASE

July 27, 2026

Brand Engagement Network’s Newly Acquired Operations Deliver $5.3 Million

in First-Half 2026 Revenue

Acquisition drives transformative increase in revenue scale; Company also expects approximately $900,000 in annualized cost synergies

WILMINGTON, Del. — July 27, 2026 — Brand Engagement Network, Inc. (Nasdaq: BNAI) (“BEN” or the “Company”), an enterprise AI software company, today announced that the operations acquired through its June 30, 2026 acquisition of Cataneo GmbH generated approximately $5.3 million (USD) in revenue for the first half of 2026, according to preliminary unaudited information.

This marks a dramatic step-up in scale. Prior to the acquisition, BNAI’s reported quarterly revenue was modest — $104,311 in the first quarter of 2026 and $10,000 or lower in comparable prior-year periods. The addition of Cataneo’s established enterprise software business has significantly expanded the Company’s overall revenue run-rate and commercial footprint.

Management is comfortable stating first-half revenue of the acquired operations at approximately $5.3 million (USD).

In connection with the acquisition, the Company expects to realize approximately $900,000 (USD) in annualized cost synergies over the twelve-month period ending June 30, 2027 through consolidations and related exits. These expected efficiencies, together with BNAI’s ongoing cost-discipline initiatives, are anticipated to contribute to improved operating leverage as the Company integrates and scales the combined business.

“The acquisition has materially changed the scale of our business,” said Walid Khiari, Chief Financial Officer and Chief Operating Officer. “We now have a substantially larger revenue base, positive operating contribution from the acquired operations, and a clear path to meaningful cost synergies through consolidation. These elements strengthen our fundamentals and position us to drive greater operating leverage as we integrate and grow.”

Because the acquisition closed on the final day of the second quarter, the full first-half results of the acquired operations are not reflected in BNAI’s historical consolidated financial statements for periods ending on or before June 30, 2026. The Company will consolidate the acquired business beginning with the date of acquisition and will provide updated consolidated results in its upcoming periodic filings with the Securities and Exchange Commission.

The figures referenced above are preliminary and unaudited and are subject to completion of the Company’s financial closing procedures and the review of its independent registered public accounting firm. The Company does not currently expect the final results to differ materially from the preliminary information presented. Expected cost savings are forward-looking estimates and actual results may differ.

About Brand Engagement Network Inc. Brand Engagement Network, Inc. (“BEN”) builds secure, enterprise-grade artificial intelligence for the engagement layer of AI — where human intent is transformed into intelligent interactions, automated workflows, and real-world outcomes. Powered by BEN’s proprietary Engagement Language Model (ELM™), BEN’s technology enables conversational AI interactions that connect human intent to organizational data, workflows, and real-world outcomes. BEN’s AI operates within secure closed-loop environments using approved organizational data and built-in governance and compliance controls. Trusted by organizations operating in regulated and high-impact industries, BEN helps bring AI into real operational settings where engagement drives outcomes and accountability matters. For more information, visit www.brandengagementnetwork.com.

Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the anticipated benefits of the acquisition, future integration efforts, commercialization opportunities, customer growth, the deployment of BEN’s AI technologies, and the Company’s business strategy and growth initiatives. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Risks include, but are not limited to, the ability to realize the expected benefits of the acquisition; the successful integration of Cataneo’s technology, operations, and personnel; the Company’s ability to expand its AI capabilities into new markets and applications; customer adoption and retention; competition; financial performance; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and subsequent filings. BEN undertakes no obligation to update any forward-looking statements except as required by law.

Investor Contact

BEN Media Contact: amy@beninc.ai

BEN Investor Relations: investors@beninc.ai